SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 4, 2002
(Date of earliest event reported)

O.A.K. FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22461 (Commission File Number)	38-2817345 (IRS Employer Identification no.)

2445 84th Street, S.W. Byron Center, MI (Address of principal executive office)		49315 (Zip Code)

Registrant's telephone number, including area code: (616) 878-1591

Item 5.        Other Events and Regulation FD Disclosure.

        Effective October 4, 2002, O.A.K. Financial Corporation (“OAK”) and its sole subsidiary, The Byron Center State Bank (the “Bank”) entered into a Written Agreement with the Federal Reserve Bank of Chicago (“Federal Reserve”) and the Michigan Office of Financial and Insurance Services (“OFIS”). The Written Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

        The Written Agreement was requested by the Federal Reserve and OFIS as a result of the most recent examination of the Bank by representatives of the Federal Reserve, the Bank’s principal federal regulator, and representatives of OFIS (the “Regulators”) in which the examiners raised concerns and identified supervisory issues with respect to the Bank’s operations including, among others, its Board of Directors, management, asset quality and credit risk. The Written Agreement specifies various actions and reporting requirements for the Bank to respond to the issues and concerns raised during the course of the examination and in the resulting Examination Report. Among other things, the Written Agreement requires that the Bank’s Board of Directors review the functions and performance of the Bank’s senior executives and report to the Regulators specific actions proposed to strengthen the Bank’s management structure; in light of the current Bank president’s intention to leave the Bank to pursue other interests, commits the Bank to employ a new president and chief executive officer; commits the Bank to hire a chief lending officer, a qualified commercial loan workout officer to assist in the collection of problem loans, and a qualified loan officer with experience in consumer lending; that the Board prepare a written plan to strengthen Board oversight of management and operations of the Bank; that the Bank submit to the Regulators written loan policies and procedures that address the deficiencies reported in the Examination Report; that the Bank take steps necessary to correct documentation and credit information deficiencies and loan policy exceptions listed in the Examination Report; that the Bank maintain an adequate allowance for loan and lease losses; that OAK and the Bank only declare or pay dividends with the prior written approval of the Regulators; that OAK not directly or indirectly incur any debt without prior written approval of the Federal Reserve; that OAK not redeem any stock without the prior written approval of the Federal Reserve; that the Bank submit to the Regulators a written business plan and budget for 2003; that OAK and the Bank provide prior notice to the Regulators before appointing new senior executive officers or directors; that OAK and the Bank not make severance or indemnification payments to executives or directors without prior approval of the Regulators and the FDIC; and that the Bank’s Board of Directors appoint a committee to monitor and coordinate the Bank’s compliance with the provisions of the Written Agreement and that progress reports with respect to compliance with the Written Agreement be filed with the Regulators. As previously reported, the Bank will also be required to pay significantly increased FDIC insurance premiums.

        The Bank’s and OAK’s Boards of Directors and management are aggressively responding to the requirements of the Written Agreement and the issues and concerns raised by the Regulators in the Examination Report. OAK and the Bank have a hired a new president and chief executive officer and it is expected that a new chief lending officer will soon be hired. Two new directors were recently added to the Boards of OAK and the Bank and the process of screening and selecting two additional new directors will soon commence, with the expectation that two additional new directors will be added before year end. A special improvement team of key employees created prior to the execution of the Written Agreement is continuing to identify and implement action steps needed to resolve regulatory issues and concerns and comply with all of the terms and conditions of the Written Agreement, many of which have been accomplished.

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        In spite of the Regulators’ asset quality concerns, which are being addressed, the Bank’s capital exceeds the regulatory requirements for being “Well-Capitalized” as set forth in applicable laws and regulations. In addition, the Bank is well-position in markets, which are believed to be excellent. Given those factors, the Bank’s success in hiring a highly qualified new president and chief executive officer, the strength of the Bank’s overall staff, and progress made to date in dealing with the requirements of the Written Agreement and asset quality issues, management believes that the restrictions on the Bank’s operations imposed by the Written Agreement and increased FDIC insurance premiums will not continue for an extended period of time. Moreover, the Bank still expects to be profitable for the balance of this year.

        This Form 8-K contains forward looking statements with respect to the impact of the regulatory and supervisory matters described above on OAK’s and the Bank’s business operations and performance. Forward looking statements are based on OAK’s current expectations and are subject to numerous assumptions, risks and uncertainties. Forward looking statements speak only as of the date they are made, and OAK assumes no duty to update them. In addition to factors mentioned in this Form 8-K or previously disclosed in OAK’s SEC reports (accessible on the SEC’s web site at http://www.sec.gov), the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: (1) OAK’s and the Bank’s failure to satisfy the requirements of the Written Agreement with the Federal Reserve and OFIS; (2) the impact of reputational risk created by the issues and concerns raised by the Regulators and the Written Agreement on such matters as business generation and retention, funding and liquidity; and (3) further supervisory or enforcement action of the Regulators.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 16, 2002	O.A.K. FINANCIAL CORPORATION (Registrant)
	By	/s/ James A. Luyk James A. Luyk Chief Financial Officer

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EXHIBIT INDEX

Exhibit 99.1	Written Agreement by and among O.A.K. Financial Corporation, Byron Center State Bank, Federal Reserve Bank of Chicago, and Office of Financial and Insurance Services dated October 4, 2002.
Exhibit 99.2	Press Release dated October 16, 2002 discussing the Written Agreement.

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EXHIBIT 99.1

UNITED STATES OF AMERICA
BEFORE
THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

STATE OF MICHIGAN
OFFICE OF FINANCIAL AND INSURANCE SERVICES
LANSING, MICHIGAN

Written Agreement by and among

O.A.K. FINANCIAL CORPORATION
Byron Center, Michigan

BYRON CENTER STATE BANK
Byron Center, Michigan

FEDERAL RESERVE BANK
  OF CHICAGO
Chicago, Illinois

and

OFFICE OF FINANCIAL AND
  INSURANCE SERVICES
Lansing, Michigan
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Docket Nos.	02-018-WA/RB-HC 02-018-WA/RB-SM

        WHEREAS, in recognition of their common goal to restore and maintain the financial soundness of O.A.K. Financial Corporation, Byron Center, Michigan (“O.A.K.”), a registered bank holding company, and its subsidiary bank, Byron Center State Bank, Byron Center, Michigan (the “Bank”), a state chartered bank that is a member of the Federal Reserve System, O.A.K., the Bank, the Federal Reserve Bank of Chicago (the “Reserve Bank”), and the State of Michigan Office of Financial and Insurance Services (the “OFIS”) have mutually agreed to enter into this Written Agreement (the “Agreement”);

        WHEREAS, on September 26, 2002 the boards of directors of O.A.K. and the Bank, at duly constituted meetings, adopted resolutions authorizing and directing David Van Solkema, chairman of the board of directors of O.A.K., and Robert Deppe, chairman of the board of directors of the Bank, to enter into this Agreement on behalf of O.A.K. and the Bank, respectively, and consenting to compliance by O.A.K. and the Bank, their institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. 1813(u) and 1818(b)(3)), with each and every applicable provision of this Agreement.

        NOW, THEREFORE, O.A.K., the Bank, the Reserve Bank, and the OFIS agree as follows:

        1.       (a)     Within 30 days of this Agreement, the Bank’s board of directors shall complete the review that it has undertaken of the functions and performance of the Bank’s senior executive officers and shall forward to the Reserve Bank and the OFIS a written report that includes findings, conclusions, and a description of the specific actions that the Bank’s board of directors proposes to take to strengthen the Bank’s management structure. The completed review shall, at a minimum, address, consider, and include:

(i)	The identification of the type and number of senior officer positions needed to manage and properly supervise the affairs of the Bank;

(ii)	the identification and establishment of the Bank's board of directors' committees that are needed to provide guidance and oversight to Bank management;

(iii)	an evaluation of each Bank senior executive officer to determine whether the individual possesses the ability, experience, and other qualifications required to competently perform present and anticipated duties, including the ability to provide appropriate oversight of the lending function, to adhere to established policies and procedures of the Bank, to restore and maintain the Bank to a safe and sound condition, and to comply with the requirements of this Agreement;

(iv)	a plan to recruit, hire, or appoint additional or replacement personnel with the requisite ability, experience, and other qualifications required to competently perform their assigned duties; and

(v)	correction of the deficiencies related to management noted in the report of the examination of the Bank conducted by the Reserve Bank and the OFIS in April 2002 (the “Report of Examination”).

                 (b)    The primary purpose of the Review is to aid in the development of a management structure suitable to the Bank's needs that is adequately staffed by qualified and trained personnel. At a minimum, the qualifications of management shall be determined by its ability to: (i) restore and maintain all aspects of the Bank to a safe and sound condition, and (ii) comply with the requirements of this Agreement and all applicable laws and regulations.

                 (c)    The review shall also provide for orderly management succession, and, at a minimum, shall identify the individual(s) at the Bank who are considered to have the potential for advancement or promotion, the area(s) in which such individual(s) may assume new duties or responsibilities or the position(s) to which they may be promoted, and the training to be provided such individual(s) to ensure adequate successor management.

        2.      (a)    The Bank shall continue to take such steps as are necessary to employ, by November 1, 2002, a permanent full-time president and chief executive officer with demonstrated experience appropriate for the Bank’s size and complexity.

                 (b)    Within 45 days of the appointment of a permanent full-time president and chief executive officer, the Bank shall take such steps as are necessary to employ a chief lending officer with demonstrated experience in commercial lending and credit risk management.

                 (c)    Within 30 days of the appointment of a chief lending officer, the Bank shall take such steps as are necessary to employ: (i) a qualified commercial loan workout officer to assist in the collection of problem loans, and (ii) a qualified loan officer with experience in consumer lending, including loan administration and collections.

                 (d)    In appointing a president and chief executive officer, chief lending officer, other senior executive officer or director, O.A.K. and the Bank shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. 1831i) and Subpart H of Regulation Y of the Board of Governors.

                 (e)    O.A.K. and the Bank shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. 1828) and Part 359 of the Federal Deposit Insurance Corporation's regulations (12 C.F.R. Part 359).

        3.       Within 60 days of this Agreement, the Bank’s board of directors shall submit to the Reserve Bank and the OFIS a revised written plan to strengthen board oversight of the management and operations of the Bank. The amended plan shall, at a minimum, address, consider, and include:

(a)	The actions that the board of directors will take to improve the Bank’s condition and maintain effective control over and supervision of the organization’s senior management and major operations and activities, including, at a minimum:

(i)	The credit risk management program, including loan underwriting, documentation, grading, and administration;

(ii)	operational risk, including an independent, adequately staffed, and effective audit function that reports directly to the board of directors at least annually;

(iii)	internal control systems;

(iv)	reporting lines of authority;

(v)	training programs for the board of directors, management, and staff;

(vi)	profitability and the budget process; and

(vii)	compliance programs; and

(b)	the responsibility of the board of directors to monitor management's adherence to approved policies and procedures, and applicable laws and regulations.

        4.       Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and and the OFIS acceptable written loan policies and procedures that address the deficiencies noted in the Report of Examination. The policies and procedures shall, at a minimum, address, consider, and include:

(a)	Underwriting standards that:

(i)	require loan officers to document the borrower's clear source of repayment and ability to service their debt; and

(ii)	emphasize the importance of cash flow analysis rather than collateral-based lending and ensure that financial statements, tax returns, and other financial data indicating the borrower’s capacity to repay the loan are sufficiently current;

(b)	standards for construction lending and loan administration;

(c)	procedures for renewing, extending, or modifying existing loans, including documentation of the basis for each renewal, extension or modification, and limitations on capitalizing interest;

(d)	annual approval by the board of directors of all officer lending authority, including specified limits for secured and unsecured lending;

(e)	implementation of the recommendations of the review of the commercial lending operations conducted by the certified public accounting firm retained by the Bank, and

(f)	controls to ensure uniform adherence to all loan policies and procedures.

        5.      (a)      Within 60 days of this Agreement, the Bank shall take all steps necessary to correct all documentation and credit information deficiencies and loan policy exceptions listed in the Report of Examination, including obtaining accurate and current financial statements and appraisals. During the term of this Agreement, the Bank shall maintain current and complete documentation on all loans consistent with its approved loan policies. In all cases where the Bank is unable to obtain needed documentation or credit information, it shall document the actions taken to secure the information, the reason the information could not be obtained, and shall maintain such documentation in the appropriate file for subsequent supervisory review.

                 (b)    The Bank shall correct the exception reporting deficiencies noted in the Report of Examination and shall provide accurate monthly exception reports to the Bank's board of directors.

        6.       The Bank shall maintain, through charges to current operating income, an adequate allowance for loan and lease losses (the “ALLL”). The adequacy of the ALLL shall be determined in light of the volume of criticized loans, the current level of past due and nonperforming loans, past loan loss experience, evaluation of the probable losses in the Bank’s loan portfolio, including the potential for the existence of unidentified losses in loans adversely classified, the imprecision of loss estimates, the requirements of the Interagency Policy Statements on the Allowance for Loan and Lease Losses, dated December 21, 1993 and July 2, 2001, and examiners’ criticisms noted in the Report of Examination. Within 60 days of this Agreement, the Bank shall submit a description of its ALLL methodology to the Reserve Bank and the OFIS. Thereafter, at a minimum on a calendar quarterly basis, the Bank shall conduct an assessment of its ALLL and, within 30 days of the end of each calendar quarter, shall submit to the Reserve Bank and the OFIS the quarterly assessment, including the methodology used in determining the level of the ALLL for that quarter. The Bank shall maintain for subsequent supervisory review documentation to support the methodology used for each quarterly assessment.

        7.      (a)     The Bank shall only declare or pay any dividends with the prior written approval of the Reserve Bank, the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the “Director”), and the OFIS. All requests for prior approval shall be received by the Reserve Bank and the OFIS at least 30 days prior to the proposed dividend declaration date and shall contain, but not be limited to, current and projected information on consolidated earnings, cash flow, capital, asset quality, and the ALLL needs of the Bank.

                 (b)    O.A.K. shall only declare or pay any dividends with the prior written approval of the Reserve Bank and the Director. Requests for approval shall be received at least 30 days prior to the proposed date for declaration of dividends and shall contain, but not be limited to, information on consolidated earnings for the most recent annual period and the last quarter.

                 (c)    O.A.K. shall only take dividends or any other form of payment representing a reduction in capital from the Bank with the prior written approval of the Reserve Bank.

        8.      (a)     O.A.K. shall not, directly or indirectly, incur any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

                 (b)    O.A.K. shall not redeem any stock without the prior written approval of the Reserve Bank.

        9.      (a)     Within 90 days of this Agreement, the Bank shall submit to the Reserve Bank and the OFIS a written business plan and budget for 2003, which shall, at a minimum, provide for or describe:

(i)	The major areas in and means by which the Bank will improve operating performance;

(ii)	financial performance objectives, including plans for asset growth, earnings, liquidity, and capital supported by detailed quarterly and annual pro forma financial statements, including projected budgets, balance sheets, and income statements;

(iii)	a description of the operating assumptions that form the basis for, and adequately support, major projected income and expense components, including provisions needed to establish and maintain an adequate ALLL; and

(iv)	a budget review process incorporating the use of pro forma income statements in the analysis of budgeted versus actual income and expenses.

(b)	During the term of this Agreement, the Bank shall submit a business plan and budget for each calendar year subsequent to 2003 to the Reserve Bank and the OFIS at least one month prior to the beginning of that calendar year.

      10.      (a)     Within 15 days of this Agreement, the Bank’s board of directors shall appoint a committee (the “Compliance Committee”) to monitor and coordinate the Bank’s compliance with the provisions of this Agreement. The Compliance Committee shall be comprised of three or more outside directors who are not executive officers or principal shareholders of the Bank, as defined in section 215.2 (e)(1) of Regulation O of the Board of Governors (12 C.F.R. 215.2(3)). At a minimum, the Compliance Committee shall keep detailed minutes of each meeting, and shall report its findings to the board of directors on a monthly basis.

                 (b)    Within 30 days after the end of each calendar quarter (September 30, December 31, March 31, and June 30) following the date of this Agreement, the Bank's board of directors shall submit to the Reserve Bank and the OFIS a written progress report detailing the form and manner of all actions taken to secure compliance with this Agreement and the results thereof. Such reports may be discontinued when the Reserve Bank and the OFIS have, in writing, released the Bank from making further reports.

      11.       The written policies and procedures required by paragraph 4 of the Agreement shall be submitted to the Reserve Bank and the OFIS for review and approval. Acceptable policies and procedures shall be submitted within the time periods set forth in the Agreement.

The Bank shall adopt the approved policies and procedures within 10 days of approval by the Reserve Bank and the OFIS and then shall fully comply with them. During the term of this Agreement, the approved policies and procedures shall not be amended or rescinded without the prior written approval of the Reserve Bank and the OFIS.

      12.       All communications regarding this Agreement shall be sent to:

(a)	Mr. Richard C. Cahill Vice President Federal Reserve Bank of Chicago 230 South LaSalle Street Chicago, Illinois 60690
(b)	Mr. Ronald C. Jones, Jr. Chief Deputy Commissioner Office of Financial and Insurance Services P.O. Box 30224 Lansing, Michigan 48909
(c)	Mr. David Van Solkema Chairman of the Board of Directors O.A.K. Financial Corporation 2445 84th Street, S.W. P.O. Box 245 Byron Center, Michigan 48315-0245
(d)	Mr. Robert Deppe Chairman of the Board of Directors Byron Center State Bank 2445 84th Street, S.W. P.O. Box 245 Byron Center, Michigan 49315-0245

      13.       Notwithstanding any provision of this Agreement to the contrary, the Reserve Bank and the OFIS may, in their sole discretion, grant written extensions of time to O.A.K. and the Bank to comply with any provision of this Agreement.

      14.       The provisions of this Agreement shall be binding upon O.A.K., the Bank, and all of their institution-affiliated parties, in their capacities as such, and their successors and assigns.

      15.       Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated or suspended by the Reserve Bank and the OFIS.

      16.       The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or the OFIS, or any other federal or state agency from taking any other action affecting O.A.K. or the Bank or any of their current or former institution-affiliated parties and their successors and assigns.

      17.       This Agreement is a "written agreement" for the purposes of, and is enforceable by the Board of Governors as an order issued under, section 8 of the FDI Act (12 U.S.C. 1818).

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 4th day of October, 2002.

O.A.K. Financial Corporation	Federal Reserve Bank of Chicago
By:	/s/ David Van Solkema David Van Solkema	By:	/s/ Richard C. Cahill Richard C. Cahill Vice President

Byron Center State Bank	Office of Financial and Insurance Services
By:	/s/ Robert Deppe Robert Deppe	By:	/s/ Ronald C. Jones, Jr. Ronald C. Jones, Jr. Chief Deputy Commissioner

EXHIBIT 99.2

O.A.K. Financial Corporation and Byron Center State Bank Announce Written Agreement with Federal Reserve Bank of Chicago and Michigan Office of Financial and Insurance Services

Byron Center, Michigan
October 16, 2002

Byron Center, Michigan - O.A.K. Financial Corporation (OKFC) and Byron Center State Bank announced today that they have entered into a Written Agreement with the Federal Reserve Bank of Chicago and the Michigan Office of Financial and Insurance Services. The Written Agreement, which addresses issues including management and asset quality, follows the conclusion of scheduled regulatory examinations.

While the Written Agreement is in effect, OKFC and the Bank will need prior regulatory approval to pay dividends, add new directors, employ new senior executive officers, and to pay certain severance or related compensation. OKFC also agrees that, without prior regulatory approval, it will not incur debt or redeem any stock. The ability of shareholders to buy or sell stock is not affected by the Agreement.

The Bank’s and OKFC’s Boards of Directors and management are aggressively responding to the requirements of the Written Agreement and the issues and concerns raised by the regulators during the course of the most recent examination of the Bank. A new president and chief executive officer will join OKFC and the Bank on November 4 and it is expected that a new chief lending officer will soon be hired. Two new directors were recently added to the Boards of OKFC and the Bank and the process of screening and selecting two additional new directors will soon commence, with the expectation that two additional new directors will be added before year-end.

A special improvement team of key employees created prior to the execution of the Written Agreement is continuing to identify and implement action plans needed to resolve regulatory issues and concerns and comply with all of the terms and conditions of the Written Agreement, many of which have already been accomplished.

In spite of asset quality concerns raised during the most recent examination of the Bank, which are being addressed, the Bank’s capital exceeds regulatory requirements for being “well-capitalized” under applicable laws and regulations. Robert Deppe, Chairman of the Bank’s Board of Directors, noted “we believe that the restrictions on OKFC’s and the Bank’s operations imposed by the Written Agreement will not continue for an extended period of time. Moreover, we expect that the Bank and OKFC will be profitable for the balance of this year. The Bank has a strong capital position, is well positioned in excellent banking markets, has been successful in attracting two excellent new directors and a highly qualified new president and chief executive officer, and has made significant progress to date in dealing with requirements of the Written Agreement and asset quality issues.”

A copy of the Written Agreement has been filed with the SEC as an exhibit to OKFC’s current report on Form 8-K, which discusses the Written Agreement in greater detail. The Form 8-K can be accessed at www.sec.gov. A copy of the Written Agreement will also be available at www.federalreserve.gov.

This cautionary statement: This press release contains forward looking statements with respect to the impact of the regulatory and supervisory matters described above on OKFC’s and the Bank’s business, operations and performance. Forward looking statements are based on OKFC’s and the Bank’s current expectations and are subject to numerous assumptions, risks and uncertainties. Forward looking statements speak only as of the date they are made, and OKFC and the Bank assume no duty to update them. In addition to factors mentioned or previously disclosed in OKFC’s SEC reports (accessible on the SEC web site at http//www.sec.gov), the following factors among others could cause actual results to differ materially from forward looking statements or historical performance: (1) OKFC’s and the Bank’s failure to satisfy the requirements of the Written Agreement; (2) the impact of reputational risks created by the issues and concerns raised by the regulators and the Written Agreement on such matters as business generation and retention, funding and liquidity; and (3) further supervisory or enforcement action of the regulatory authorities.

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For additional information contact:
Mr. Jim Luyk, EVP & CFO at 616.662.3124

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